UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): FEBRUARY 21, 2006

                        THE SINGING MACHINE COMPANY, INC.
             (Exact name of registrant as specified in its charter)



          Delaware                       0-24968                 95-3795478
--------------------------------------------------------------------------------
      (State or other           (Commission File Number)       (IRS Employer
jurisdiction of incorporation)                               Identification No.)


            6601 Lyons Road, Bldg. A-7, Coconut Creek, Florida 33073
              (Address of principal executive offices and Zip Code)

        Registrant's telephone number, including area code (954) 596-1000

                                   Copies to:
                             Darrin M. Ocasio, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 21, 2006, we entered into a Securities Purchase Agreement (the "Purchase Agreement") with koncepts International Limited (the "Purchaser") pursuant to which we agreed to sell and issue 12,875,536 shares of common stock, $.01 par value per share (the "Common Shares"), and 3 common stock purchase warrants (the "Warrants") to purchase an aggregate of 5,000,000 shares of our common stock for an aggregate purchase price of $3,000,000, or a per share purchase price of $.233. Subject to additional closing conditions as specified in the Purchase Agreement, the closing of the offering is subject to our successful restructuring of our $4,000,000 principal amount subordinated debenture which came due on February 20, 2006, as well as the approval of the American Stock Exchange and the shareholders of Starlight International Holdings Ltd., parent company of the Purchaser, as per the requirements of Hong Kong Stock Exchange. The parties intend to complete this offering within the next 60 days, assuming all closing conditions are met.

We issued Warrants to purchase (i) 2,500,000 shares of our common stock at an exercise price of $.233 per share for one year from the date of issuance, (ii) 1,250,000 shares of our common stock at an exercise price of $.28 per share for three years from the date of issuance, and (iii) 1,250,000 shares of our common stock at an exercise price of $.35 per share for four years from the date of issuance. The Warrants are subject to adjustment upon the occurrence of specific events, including stock dividends, stock splits, combinations or reclassifications of our common stock or distributions of cash or other assets. Under the terms of the Warrants, in no event shall the Purchaser become the beneficial owner of more than 19.99% of the number of shares of common stock outstanding immediately after giving effect to such issuance.

In addition, we entered into a Registration Rights Agreement with the Purchaser on February 21, 2006 pursuant to which we are obligated to file a registration statement on Form S-3 (or if Form S-3 is not then available to us, on such form of registration statement that is available to effect the registration of the Common Shares and the shares of common stock underlying the Warrants) within 60 days after the closing date. We must register at least the number of shares of our common stock equal to the Common Shares plus the number of shares necessary to permit the exercise in full of the Warrants. In addition, we are obligated to use our best efforts to cause the SEC to declare the registration statement effective no later than 120 days after the filing date. If we do not file the registration statement, or if the SEC does not declare the registration statement effective, within the aforementioned time periods, we are required to make pro rata payments to the Purchaser, as liquidated damages and not as a penalty, in an amount equal to 1.0% of the aggregate amount invested by the Purchaser for each 30 day period or pro rata for any portion thereof, following the date by which such registration statement should have been filed or declared effective.

On February 27, 2006, we issued a press release announcing the entry into the aforementioned material definitive agreements. A copy of this press release has been filed with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.


ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(A)   FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

      Not applicable.

(B)   PRO FORMA FINANCIAL INFORMATION.

      Not applicable.

(C)   EXHIBITS.

EXHIBIT NUMBER                            DESCRIPTION
--------------  ----------------------------------------------------------------
10.1 Securities Purchase Agreement dated February 21, 2006, by and between The Singing Machine Company, Inc. and koncepts International Limited.

10.2 Registration Rights Agreement dated February 21, 2006, by and between The Singing Machine Company, Inc. and koncepts International Limited.

10.3 One Year Stock Purchase Warrant of The Singing Machine Company, Inc. dated February 21, 2006.

10.4 Three Year Stock Purchase Warrant of The Singing Machine Company, Inc. dated February 21, 2006.

10.5 Four Year Stock Purchase Warrant of The Singing Machine Company, Inc. dated February 21, 2006.

99.1 Press release of The Singing Machine Company, Inc. dated as of February 27, 2006.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         THE SINGING MACHINE, COMPANY, INC.


Date: February 27, 2006                  /s/ Yi Ping Chan
                                         --------------------------
                                         Yi Ping Chan
                                         Interim CEO and Chief Operating Officer